Exhibit 10

January 31, 2003

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

        Re:     Exhibit 10, Form N-1A

                Calvert Cash Reserves

                File numbers 2-76527 and 811-3418

Ladies and Gentlemen:

        As counsel to Calvert Cash Reserves (the "Trust"), it is my opinion,

based upon an examination of the Trust's Declaration of Trust and By-Laws and

such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 28 of the Trust will,

when sold, be legally issued, fully paid and non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective

Amendment No. 28 to its Registration Statement.

Sincerely,

Lancelot A. King

/s/ Lancelot A. King

Assistant General Counsel